Exhibit 10.2

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (this “Agreement”), dated as of April 13, 2012 (this “Agreement”), is by and among Objet, Ltd., an Israeli corporation (“Objet”), Stratasys, Inc., a Delaware corporation (“Stratasys”), and the undersigned shareholder of Objet (the “Shareholder”).

WHEREAS, Objet, Stratasys and Oaktree Merger, Inc., a Delaware corporation and a an indirect wholly owned Subsidiary of Objet (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Stratasys as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Objet (the “Merger”) in connection with which Objet will change its name to Stratasys, Ltd. and will be a NASDAQ-listed company. Capitalized terms used but not defined herein are used as they are defined in the Merger Agreement.

WHEREAS, as of the date hereof, the Shareholder Beneficially Owns shares of Objet, in that number and class of shares of Objet’s share capital set forth on Schedule A hereto (such shares, together with any other Objet securities that Shareholder becomes the Beneficial Owner of prior to the Effective Time of the Merger or the earlier termination of this Agreement, the “Objet Shares”).

WHEREAS, as a condition to Stratasys’s willingness to enter into the Merger Agreement, Stratasys has required the Shareholder to enter into this Agreement; and in order to induce Stratasys to enter into the Merger Agreement, the Shareholder is willing to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, each of the parties hereby agrees as follows:

1. Certain Definitions.

For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms have the respective meanings set forth below.

“Beneficial Owner” and “Beneficial Ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rules, it being understood that, except as hereinafter provided, the Shareholder’s Beneficial Ownership of the Objet Shares as of the date hereof shall be deemed to be the same as that set forth in the Objet’s Form F-1 filed with the Securities and Exchange Commission (“SEC”) on March 22, 2012, except that the Shareholder shall be deemed to also have Beneficial Ownership of all securities that such Person has a right to acquire without regard to the 60-day limitation in the foregoing rule.

“Control” or “Controlled by” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Ownership Limit” means the 120% limit set forth in Section 2(a) or Section 2(b), as applicable.

“Standstill Termination Date” shall mean the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Objet, Stratasys and the Shareholder; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the second anniversary of the Effective Time of the Merger; (iv) the date on which a Person who is not an Affiliate of Objet (as of the Effective Time, after giving effect to the Merger) commences or publicly proposes (via a filing with the SEC, as described in the definition of “Standstill Termination Event”) a Standstill Termination Event with respect to the Company, either alone or in concert with others, or (v) approval by Objet shareholders of a decision by Objet’s Board of Directors after the Effective Time to terminate this Agreement without any additional corporate approvals, it being understood that this Agreement may be terminated prior to the Effective Time only pursuant to clause (i) above.

“Standstill Termination Event” shall mean the occurrence of any of the following: (i) a tender offer shall have been initiated, or a filing with respect to a prospective tender offer subject to any of Regulations 14D or 14E, or Rule 13e-3, under the Exchange Act, shall have been made with the SEC; (ii) a letter of intent, term sheet or other proposal (even if non-binding), or a definitive agreement, with respect to a merger or sale of all or substantially all of the Ordinary Shares or assets of Objet shall have been entered into by Objet; (iii) one or more Persons shall have filed with the SEC a proxy statement to initiate a proxy contest or any similar transaction that may alter the composition of Objet's Board of Directors; or (iv) the purchase or acquisition of voting or investment power with respect to more than five percent (5%) of the issued and outstanding Ordinary Shares of Objet by any Person or group of Persons acting in concert with an intent to, or the effect of, exercising Control in Objet (as evidenced by such Person(s) being required to file a statement of beneficial ownership on Schedule 13D to report such purchase or acquisition), including the filing of a statement of beneficial ownership on Schedule 13D by a Person or Persons that have previously reported such beneficial ownership on Schedule 13G.

2. Standstill in Respect of Objet Shares.

(a)  The Shareholder hereby agrees that from and after the date hereof until the Effective Time of the Merger, the Shareholder shall not, directly or indirectly, unless specifically agreed to in writing by Stratasys or expressly contemplated by the terms of this Agreement, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Objet Shares or direct or indirect rights to acquire Objet Shares or any other securities of Objet, if, after giving effect to such acquisition, offer to acquire or agreement to acquire, the Shareholder would be the Beneficial Owner of 120% or more of the number of Objet Shares that would be Beneficially Owned by the Shareholder after giving effect to the Reverse Split and the Merger as contemplated by the Merger Agreement.

(b) From the Effective Time of the Merger until the Standstill Termination Date, the Shareholder shall not, directly or indirectly, unless specifically agreed to in writing by a majority of the independent members of the board of directors of Objet or expressly contemplated by the terms of this Agreement, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Objet Shares or direct or indirect rights to acquire Objet Shares or any other securities of Objet, if, after giving effect to such acquisition, offer to acquire or agreement to acquire, the Shareholder would be the Beneficial Owner of 120% or more of the issued and outstanding Objet Shares that the Shareholder Beneficially Owned at the Effective Time of the Merger after giving effect to the Reverse Split and the Merger as contemplated by the Merger Agreement.

(c) The Shareholder shall not be deemed to have violated this Section 2 solely by virtue of (and only to the extent of) any increase in the total number of Objet Shares Beneficially Owned by the Shareholder in excess of the Ownership Limit if such increase is the result of (i) a stock split, stock dividend, recapitalization or similar event, (ii) a decrease in the number of outstanding Ordinary Shares that is not due to an action taken solely by the Shareholder, or (iii) the grant of options to a Shareholder by the Board of Directors of Objet, as the case may be, or by a committee thereof, that is approved in the manner required for approval of related party transactions under the Israeli Companies Law, it being understood that if, after the occurrence of such event, the Shareholder exceeds the Ownership Limit, it shall thereafter be prohibited from acquiring Objet Shares under this Section 2Objet.

3. Representations and Warranties of Shareholder.

The Shareholder hereby represents and warrants to Stratasys and Objet as follows:

(a) The Shareholder is a corporation, limited liability company, partnership or other business organization duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. The Shareholder has the requisite corporate or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of the Shareholder, and no other corporate or other proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming that this Agreement constitutes the valid and binding agreement of Objet and Stratasys, constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) Neither the execution and delivery of this Agreement by the Shareholder, nor the consummation by the Shareholder of the transactions contemplated hereby, will (i) require any Permit from any Governmental Entity or any authorization, consent or approval from any other Person; (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of the Objet Shares or the Shareholder’s assets may be bound, or (iii) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iii), as does not and could not reasonably be expected to impair the Shareholder’s ability to perform the Shareholder’s obligations under this Agreement.

(d) The Shareholder understands and acknowledges that Stratasys is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Shareholder.

4. Representations and Warranties of Objet and Stratasys

Objet and Stratasys each hereby represents and warrants to the Shareholder as follows:

(a)  Objet and Stratasys are corporations duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

(b) Objet and Stratasys each have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Objet and Stratasys of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Objet and Stratasys, and no other corporate proceedings on the part of Objet or Stratasys are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Objet and Stratasys and, assuming that this Agreement constitutes the valid and binding agreement of Shareholder, constitutes the valid and binding agreement of Objet and Stratasys, enforceable against the other in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)  Neither the execution and delivery of this Agreement by Objet or Stratasys, nor the consummation by Objet or Stratasys of the transactions contemplated hereby, will (i) conflict with or result in any breach of the Memorandum of Association, Articles of Association, Certificate of Incorporation, Bylaws or other organizational documents of Objet or Stratasys, as applicable; (ii) require any Permit from any Governmental Body or any authorization, consent or approval from any other Person; (iii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Objet or Stratasys is a party, or (iv) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iv), as does not and could not reasonably be expected to impair Objet’s or Stratasys’s ability to perform its obligations under this Agreement.

5. Termination.

(a)  Subject to Section 5(b), this Agreement shall terminate and neither Objet, Stratasys nor the Shareholder shall have any rights or obligations hereunder on or after the Standstill Termination Date.

(b)  Notwithstanding Section 5(a), (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement, and (ii) Sections 6(b) through 6(p), inclusive, of this Agreement shall survive the termination of this Agreement.

6. Miscellaneous.

(a) The Shareholder hereby acknowledges that Objet and Stratasys will file this Agreement with the SEC.

(b) Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

(c) No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(d) For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

(f) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Delaware state or federal court of appropriate jurisdiction in any action arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action. The parties further agree, to the extent permitted by applicable law, that any final and nonappealable judgment against any of them in any action referred to above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Shareholder hereby agrees that service of process in any action or proceeding brought under this Agreement shall be made upon Delaware Corporation Organizer, c/o Morris Nichols, Arsht & Tunnel LLP, 1201 N. Market St., PO Box 1347, Wilmington, Delaware 19899-1347 (with a copy thereof mailed in the manner provided for notices to such party in Subsection 6(i) below), and Shareholder hereby appoints Delaware Corporation Organizer as Shareholder’s authorized agent to accept such service of process and agrees that neither Shareholder’s failure actually to receive a copy of such service nor the failure of such authorized agent to give Shareholder notice of any such service shall impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

(g) EACH OF OBJET, STRATASYS AND SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(h) Shareholder recognizes and acknowledges that a breach of covenants or agreements contained in this Agreement will cause Objet and Stratasys to sustain irreparable damage for which Objet and/or Stratasys would not have an adequate remedy at law for money damages. Therefore, Shareholder agrees that, in the event of any such breach or threatened breach, Objet and/or Stratasys shall be entitled to seek and obtain (A) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (B) an injunction restraining such breach or threatened breach. Shareholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Objet and/or Stratasys shall be entitled to recover its attorneys’ fees and all of its costs and expenses in enforcing this Agreement.

(i) All notices, requests, instructions or other documents to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier), and (iii) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:

If to Objet:

Objet Ltd.

2 Holzman St.

Science Park

P.O. Box 2496

Rehovot 76124

Israel

Attn David Reis

Tel: +972-8-931-4440

Fax: +972--8-931-4940

with a copy to (which shall not constitute notice):

J. David Chertok, Adv.

Meitar Liquornik Geva & Leshem Brandwein

Abba Hillel Silver Road 16, 12th Floor

Ramat Gan 52506

Israel

Tel: +972-3-610-3100

Fax: +972-3-610-3755

If to Stratasys, to:

7665 Commerce Way

Eden Prairie, MN 55344

U.S.A.

Attn: S. Scott Crump

Fax: (952) 906-2266

with a copy to (which shall not constitute notice):

Eric Honick, Esq.

McLaughlin & Stern LLP

260 Madison Avenue, 15th Floor

New York, NY 10016

USA

Fax: (212) 448-0066

If to the Shareholder, to the address indicated on the signature page hereof:

(j) This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be assigned by any of the parties hereto by operation of law or otherwise.

(k) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(l) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(m) Unless otherwise specified, all references in this Agreement to Sections shall be deemed to refer to Sections of this Agreement. The Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders. The words “include,” includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation.” The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. The parties hereto agree that the intention of this Agreement is to provide certain restrictions on the Shareholder with respect to the Objet Shares held by the Shareholder, and that any attempt by a Shareholder to circumvent the restrictions contemplated hereby shall be deemed a breach of this Agreement and shall be null and void.

(n) Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(o) Nothing contained in this Agreement shall be deemed to vest in Objet any direct or indirect ownership or incidence of ownership of or with respect to any Objet Shares. All rights, ownership and economic benefits of and relating to the Objet Shares shall remain vested in and belong to each Shareholder, and Objet shall not have any authority to direct a Shareholder in the voting or disposition of any of the Objet Shares, except as may be otherwise contemplated by the Merger Agreement.

(p) The Shareholder does not make any agreement or understanding herein in the Shareholder’s capacity as a director of Objet. The Shareholder makes the Shareholder’s agreements and understandings herein solely in the Shareholder’s capacity as the Beneficial Owner of the Objet Shares, and notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Shareholder in the Shareholder’s capacity as a director or officer of Objet.

Signature Page Follows

STANDSTILL AGREEMENT

Signature Page

     IN WITNESS WHEREOF, Objet, Stratasys and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

Stratasys Inc.

By:	/s/ S. Scott Crump

Name:	S. Scott Crump

Title:	CEO

Objet Ltd.

By:

Name:

Title:

By:

Name:

Title:

[Shareholder]

By:

Name:

Title:

Address: